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                                                                Exhibit 99.14(a)



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report dated March 1, 1996, for the Nuveen Multistate Tax-Free Trust, comprising the Arizona, Florida, Pennsylvania and Virginia Tax-Free Value Funds, and to all references to our firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust I.


ARTHUR ANDERSEN LLP





Chicago, Illinois
October 16, 1996